Contacts:	Lisa Savino	Bob Gordon
	Investor Relations	Public Relations
	(631) 342-2788	(631) 342-2391
	lisa.savino@ca.com	bobg@ca.com

COMPUTER ASSOCIATES ANNOUNCES Q3 RESULTS

Company Exceeds Consensus Estimates

Total GAAP Revenue $749 Million; Diluted Loss $(0.40) Per Share

Diluted Operating Loss $(0.06) Per Share

ISLANDIA N.Y., January 22, 2002 - Computer Associates International, Inc. (NYSE: CA) today announced its results for its third fiscal quarter ended December 31, 2001.

SUMMARY OF RESULTS ON A GAAP BASIS1
(in millions, except per share data)

	Q3	Q3	YTD	YTD
	FY02	FY01	FY02	FY01
Product revenue	$678	$663	$1,972	$3,050
Professional services	71	120	224	415
Total revenue	$749	$783	$2,196	$3,465
Net Loss	(231)	(342)	(864)	(181)
Diluted LPS	$(0.40)	$(0.59)	$(1.50)	$(0.31)

1 See Footnotes to Table 1 below.

Diluted operating loss per share and earnings per share (excluding acquisition amortization effect and special items) and reconciled to GAAP basis results in Table 5 below are:

	Q3	Q3	YTD	YTD
	FY02	FY01	FY02	FY01
Diluted operating
(LPS)/EPS	$(0.06)	$(0.24)	$(0.46)	$0.45

The Company has also provided operating results on a pro forma basis for the last four quarters to provide investors with an additional measure to evaluate performance during the Company's transition to the new Business Model. This pro forma measure assumes that historical contracts are treated on a ratable revenue recognition basis. The current quarter ended December 31, 2001 represents the one-year anniversary of the move to the new Business Model. Results presented in accordance with GAAP now become more comparable in a year over year review. Investors interested in results on a pro forma operating basis can view such results and a reconciliation between GAAP results and pro forma operating results in Tables 3 and 4, respectively, below. Investors should also note that analyst expectations and First Call consensus expectations at the present time continue to be on a pro forma basis. Pro forma measures may not be comparable to similarly titled measures used by other companies. Supplemental Financial Information is also provided on our company web site at www.ca.com/invest.

The Quarter in Review

"Despite a challenging environment, CA outperformed consensus expectations for the December quarter," said Sanjay Kumar, CA President and CEO. "Our performance in the December 2001 quarter in each key measurement area exceeded our performance in the September 2001 quarter."

- Total Revenue increased to $749 million from $734 million
- Diluted Operating LPS improved to $(0.06) from $(0.16)
- Cash from operations increased to $354 million from $164 million
- Total deferred revenue recorded in the quarter increased to $554 million from $466 million
- Annualized deferred revenue increased to $158 million from $124 million, a 27% increase

"Our products in the areas of infrastructure management, security, and storage continued to do well as customers worldwide refocused on their infrastructure investments during the quarter. Our platform-neutral offerings and decades of experience in building world-class infrastructure software have us well positioned for the coming year, especially when customers return to more normal levels of IT spending," said Kumar. "Our ongoing commitment to customer service is central to our strategy moving forward. Our primary goal is to ensure our clients receive the most value from their technology initiatives deploying CA solutions," Kumar added.

At December 31, 2001, CA had $2.85 billion of unrecognized software contracts that will be recognized into income as revenue ratably over the life of the contracts. This amount does not appear on the balance sheet as a receivable or deferred revenue, since these amounts are offset against one another. Of this $2.85 billion, contracts having a total value of $554 million were closed in the quarter ended December 2001. These contracts had an average term of less than 3.5 years, consistent with the Company's stated objective to reduce average contract life, down from a historical 5 plus year average.

The balance sheet at December 31, 2001 had $690 million in cash and marketable securities. The Company repaid $158 million of outstanding debt during the quarter.

The Company will host a webcast at http://ca.com/media/q3_fy2002 today at 5:00 p.m. EST to discuss its results.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness management through industry-leading brands: Unicenter for infrastructure management, BrightStor for storage management, eTrust for security management, CleverPath for portal and business intelligence, AllFusion for application life cycle management, Advantage for data management and application development, and Jasmine for object-oriented database technology. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

In addition to the historical information presented, this release contains "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company's business model; risks associated with changes in the way in which the company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly contracts consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov. CA assumes no obligation to update the information in this press release.

# # #

© 2002 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Results on a GAAP Basis
 (In millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2001	2000	2001	2000
Subscription-based Fees(1)	$ 230	$ -	$ 557	$ -
Software Fees and Other(2)	108	209	323	1,740
Maintenance	235	288	741	820
Financing Fees	105	166	351	490
Professional Services	71	120	224	415

Total Revenue	749	783	2,196	3,465

SG&A	457	624	1,571	1,918
Product Dev. and Enhancements	165	172	509	521
Comm/Royalties	74	88	211	238
CA Depr/Amort	36	35	106	99
Acquisition Amort	239	244	718	732
Interest Expense, net	53	88	179	265
Special Items(3)	-	-	-	(153)

Total Costs	1,024	1,251	3,294	3,620

Pre Tax Loss	(275)	(468)	(1,098)	(155)

Tax (Benefit)/Expense	(44)	(126)	(234)	26

Net Loss	$(231)	$(342)	$(864)	$(181)

Basic LPS	$(0.40)	$(0.59)	$(1.50)	$(0.31)
# Shares Used	576	577	577	584
Diluted LPS	$(0.40)	$(0.59)	$(1.50)	$(0.31)
# Shares Used	576	577	577	584

(1)  New Business Model fees.
(2)  Does not include any new Business Model fees.
(3)  A special gain of $184 million associated with the 1995 Key Employee Stock Ownership Plan litigation and a $31 million write-off related to the bankruptcy filing of Inacom Corporation.

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(In millions)

	December 31,	March 31,
	2001	2001
	(unaudited)

Cash & Marketable Securities	$ 690	$ 850
Trade & Installment A/R, net	1,157	1,622
Other Current Assets	73	171

Total Current Assets	$1,920	$2,643

Installment A/R, net	2,071	2,756
Property and Equipment, net	742	794
Purchased Software, net	1,973	2,328
Goodwill, net	5,005	5,400
Other Assets	210	222

Total Assets	$11,921	$14,143

Loans Payable & Current
Portion of Long -Term Debt	$1,213	$816
Other Current Liabilities	1,485	1,470
Long -Term Debt	2,592	3,639
Deferred Income Taxes	1,341	1,900
Deferred Maintenance	396	538
Stockholders' Equity	4,894	5,780

Total Liabilities & Equity	$11,921	$14,143

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Pro Forma Operating Earnings(2)
(In millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2001	2000	2001	2000

Product and Other(1)	$1,381	$1,284	$4,110	$3,710
Professional Services	71	120	224	415

Total Revenue	1,452	1,404	4,334	4,125

SG&A	457	624	1,571	1,918
Product Dev. and Enhancements	165	172	509	521
Comm/Royalties	74	88	211	238
CA Depr/Amort	36	35	106	99
Interest Expense, net	53	88	179	265

Total Costs	785	1,007	2,576	3,041

Pre Tax Operating Profit	667	397	1,758	1,084

Tax Expense	250	149	659	407

Net Operating Income	$417	$248	$1,099	$677

Diluted Operating EPS(2)	$0.71	$0.42	$1.88	$1.14

# Shares Used	584	584	585	594

(1) Includes combined results of operations of CA, Platinum technology Int'l, Inc. and Sterling Software, Inc.
(2) Excludes acquisition amortization effect and for the nine months ended December 31, 2000, special items consisting of a special gain of $184 million associated with the 1995 Key Employee Stock Ownership Plan litigation and a $31 million write-off related to the bankruptcy filing of Inacom Corporation.

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Pro Forma Operating Results
(In millions, except per share data)
(unaudited)

	Three Months Ended December 31,
	2001			2000
			Pro Forma			Pro Forma
	GAAP		Operating	GAAP		Operating
	Results	Adjusts.	Results	Results	Adjusts.	Results

Revenue	$749	$703(1)	$1,452	$783	$621(1)	$1,404
Total Costs	1,024	(239)(2)	785	1,251	(244)(2)	1,007

Pre Tax (Loss)/Profit	(275)	942(3)	667	(468)	865(3)	397
Tax (Benefit)/Expense	(44)	294(4)	250	(126)	275(4)	149

Net Loss	$(231)		N/A	$(342)		N/A
Net Operating Income	N/A		$417	N/A		$248

Diluted LPS	$(0.40)		N/A	$(0.59)		N/A
# Shares Used	576		N/A	577		N/A

Diluted Oper. EPS	N/A		$0.71	N/A		$0.42
# Shares Used	576	8(5)	584	577	7(5)	584

	Nine Months Ended December 31,
	2001			2000
			Pro Forma			Pro Forma
	GAAP		Operating	GAAP		Operating
	Results	Adjusts.	Results	Results	Adjusts.	Results

Revenue	2,196	2,138(1)	4,334	3,465	660(1)	4,125
Total Costs	3,294	(718)(2)	2,576	3,620	(579)(6)	3,041

Pre Tax (Loss)/Profit	(1,098)	2,856(3)	1,758	(155)	1,239(3)	1,084
Tax (Benefit)/Expense	(234)	893(4)	659	26	381(4)	407

Net Loss	$(864)		N/A	$(181)		N/A
Net Operating Income	N/A		$1,099	N/A		$677

Diluted LPS	$(1.50)		N/A	$(0.31)		N/A
# Shares Used	577		N/A	584		N/A

Diluted Oper. EPS	N/A		$1.88	N/A		$1.14
# Shares Used	577	8(5)	585	584	10(5)	594

(1)  Includes amortization of revenue previously recognized at contract signing from direct product sales in prior fiscal years for CA, Sterling and Platinum as if revenue had been ratably recognized. CA acquired Platinum on May 28, 1999, and Sterling on March 31, 2000.
(2)  Represents elimination of acquisition amortization.
(3)  Represents the effect on Pre Tax (Loss)/Profit resulting from the adjustments to Revenue and Total Costs reflected in footnotes (1), (2) and (6).
(4)  Represents tax effect of adjustments
(5)  Common Stock Equivalents are included since they are no longer anti-dilutive.
(6)  Represents elimination of acquisition amortization and special items consisting of a special gain of $184 million associated with the 1995 Key Employee Stock Ownership Plan litigation and a $31 million write-off related to the bankruptcy filing of Inacom Corporation.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Operating Results
(In millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2001	2000	2001	2000
Total Revenue (See Table 1)	$749	$783	$2,196	$3,465

Total Costs (See Table 1)	1,024	1,251	3,294	3,620

Pre Tax Loss (See Table 1)	(275)	(468)	(1,098)	(155)

Adjustments to exclude:
Acquisition Amortization	239	244	718	732
Special Items(1)	-	-	-	(153)

Pre Tax Operating (Loss)/Income	(36)	(224)	(380)	424

Tax (Benefit)/Expense	(3)	(84)	(112)	159

Net Operating (Loss)/Income	$(33)	$(140)	$(268)	$265

Diluted Oper. (LPS)/EPS	$(0.06)	$(0.24)	$(0.46)	$0.45
# Shares Used	576	577	577	594(2)

(1)  A special gain of $184 million associated with the 1995 Key Employee Stock Ownership Plan litigation and a $31 million write-off related to the bankruptcy filing of Inacom Corporation.
(2)  Common Stock Equivalents included since they are no longer anti-dilutive.

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